================================================================================

                                                                EXHIBIT 10.2


                              AMENDED AND RESTATED


                             SHAREHOLDERS AGREEMENT


                                  BY AND AMONG


                         WESTPORT RESOURCES CORPORATION

                              BELCO OIL & GAS CORP.

                              ERI INVESTMENTS, INC.

                               WESTPORT ENERGY LLC

                                       AND

                        CERTAIN STOCKHOLDERS NAMED HEREIN



                            DATED AS OF JUNE 8, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
ARTICLE I DEFINITIONS.................................................................2

         Section 1.1.      Definitions................................................2


ARTICLE II REPRESENTATIONS AND WARRANTIES.............................................6

         Section 2.1.      Representations and Warranties of the Company..............6
         Section 2.2.      Representations and Warranties of WELLC....................6
         Section 2.3.      Representations and Warranties of ERI......................7
         Section 2.4.      Representations and Warranties of the Belfer Group.........7
         Section 2.5.      Representations and Warranties of Westport.................8


ARTICLE III CORPORATE GOVERNANCE; CERTAIN CORPORATE ACTIONS...........................8

         Section 3.1.      Voting of Shares...........................................8
         Section 3.2.      Composition of the Board of Directors......................9
         Section 3.3.      Approval of Major Actions.................................10
         Section 3.4.      Amendments to Articles of Incorporation and Bylaws........11
         Section 3.5.      Self-Interested Transactions..............................11


ARTICLE IV STANDSTILL................................................................11

         Section 4.1.      Standstill................................................11


ARTICLE V REGISTRATION RIGHTS........................................................13

         Section 5.1.      Demand Registrations......................................13
         Section 5.2.      Piggyback Registrations...................................15
         Section 5.3.      Holdback Agreements.......................................16
         Section 5.4.      Registration Procedures...................................16
         Section 5.5.      Registration Expenses.....................................19
         Section 5.6.      Indemnification...........................................20
         Section 5.7.      Participation in Underwritten Registrations...............22
         Section 5.8.      Current Public Information................................22
         Section 5.9.      Cooperation...............................................22


ARTICLE VI GENERAL PROVISIONS........................................................23

         Section 6.1.      Notices...................................................23
         Section 6.2.      Assignment; Binding Effect; Benefit.......................24

                                                                                    PAGE
                                                                                    ----
         Section 6.3.      Entire Agreement..........................................25
         Section 6.4.      Amendment.................................................25
         Section 6.5.      Governing Law.............................................25
         Section 6.6.      Counterparts..............................................25
         Section 6.7.      Headings..................................................25
         Section 6.8.      Interpretation............................................25
         Section 6.9.      Incorporation of Exhibits and Schedules...................25
         Section 6.10.     Severability..............................................25
         Section 6.11.     Enforcement of Agreement..................................26
         Section 6.12.     Confidentiality...........................................26
         Section 6.13.     Termination...............................................26
         Section 6.14.     Effective Time............................................27
         Section 6.15.     Belfer Group Representative...............................27
         Section 6.16.     Belfer Rights Holders.....................................27

                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

         This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT, dated as of June 8, 2001 (this "Agreement"), is entered into by and among Belco Oil & Gas Corp., a Nevada corporation (the "Company"), Westport Resources Corporation, a Delaware corporation ("Westport"), Westport Energy LLC, a Delaware limited liability company ("WELLC"), ERI Investments, Inc., a Delaware corporation ("ERI") and the persons and entities named on Exhibit A (each such person or entity, a Belfer Person, and collectively, the "Belfer Group").

         WHEREAS, Westport Oil and Gas Company, Inc. ("WOGC"), Equitable Production Company ("EPC"), Equitable Production (Gulf) Company ("EPGC"), Westport Energy Corporation ("WEC") and EPGC Merger Sub Corporation ("Merger Sub") entered into a Merger Agreement, dated as of March 9, 2000 (the "EPGC Merger Agreement") providing for the merger of Merger Sub with and into WOGC and for the conversion of the WOGC capital stock held by WEC into shares of EPGC capital stock, such that immediately after the merger, EPC owned approximately 49% of the capital stock of EPGC and WEC owned approximately 51% of the capital stock of EPGC (the "EPGC Merger"); and

         WHEREAS, as a condition to the consummation of the transactions contemplated by the EPGC Merger Agreement, WEC, EPC and EPGC entered into that certain Shareholders Agreement dated as of March 9, 2000 (the "Original Shareholders Agreement"); and

         WHEREAS, subsequent to the EPGC Merger, EPC assigned its interest in EPGC to ERI, WEC became WELLC by statutory conversion, and EPGC changed its name to Westport Resources Corporation; and

         WHEREAS, concurrently with the execution and delivery of this Agreement, Westport and Belco entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") providing for, among other things, the merger (the "Merger") of Westport with and into Belco, with Belco as the surviving corporation, and for the conversion of 100% of the issued and outstanding shares of Westport Common Stock, par value $.01 per share ("Old Westport Common Stock") into Common Stock (as hereinafter defined) and the automatic cancellation and retirement of the Old Westport Common Stock; and

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Original Shareholders Agreement be amended and restated as provided for herein; and

         WHEREAS, the purpose of this amendment and restatement of the Original Shareholders Agreement is to reflect the effects of the Merger by, among other things, (i) having it apply to the shares of Common Stock issued to WELLC and ERI in connection with the Merger in exchange for their Old Westport Common Stock and (ii) adding the Company and the Belfer Group as parties;

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Definitions.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Belfer Group" shall have the meaning set forth in the preamble to this Agreement.

         "Belfer Parties" shall mean the Belfer Group and their Permitted Transferees.

         "Belfer Person" shall mean any Person included in the Belfer Group.

         "Board of Directors" shall mean the board of directors of the Company.

         "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock of the Company, par value $.01 per share, now or hereafter authorized to be issued.

         "Company" shall have the meaning set forth in the preamble to this Agreement.

         "Consolidated Net Worth" shall mean, at any particular time, all amounts which, in conformity with GAAP, would be included as common stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries.

         "Debt" shall mean (a) Funded Debt, plus (b) at any particular time, all amounts which, in conformity with GAAP, would be included as preferred stockholders' equity on a consolidated balance sheet of the Company and its Subsidiaries less (c) cash of the Company and its Subsidiaries.

         "Demand Registrations" shall have the meaning set forth in Section 5.l(a).

         "Director" shall mean a member of the Board of Directors.

         "Disinterested Director" shall have the meaning set forth in Section
3.5.

         "Effective Time" shall have the meaning set forth in the Merger Agreement.

         "EPC" shall have the meaning set forth in the preamble to this Agreement.

         "EPGC" shall have the meaning set forth in the preamble to this Agreement.

         "EPGC Merger Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "ERI" shall have the meaning set forth in the preamble to this Agreement.

         "ERI Parties" shall mean ERI and its Permitted Transferees.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Funded Debt" shall mean at any time (without duplication): (a) all obligations of the Company and its Subsidiaries, or any of them, for borrowed money and all obligations of the Company and its Subsidiaries, or any of them, evidenced by bonds, notes, debentures, or other similar instruments, (b) all capital lease obligations of the Company and its Subsidiaries, or any of them,
(c) all debt or other obligations of others guaranteed by the Company and its Subsidiaries, or any of them to the extent of such guarantee, (d) all reimbursement obligations of the Company and its Subsidiaries, or any of them (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (e) all obligations of the Company and its Subsidiaries, or any of them, to pay the deferred purchase price of property or services, except trade accounts payable of the Company and its Subsidiaries, or any of them, arising in the ordinary course of business that are not past due by more than ninety (90) days, (f) all obligations secured by a lien existing on property owned by the Company and its Subsidiaries, or any of them, whether or not the obligations secured thereby have been assumed by the Company and its Subsidiaries, or any of them, or are non-recourse to the credit of the Company and its Subsidiaries, or any of them, and (g) all other debt of the Company and its Subsidiaries, or any of them.

         "GAAP" shall mean generally accepted accounting principles in the United States.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Independent Director" shall mean an individual (i) who is not a director, officer, employee or Affiliate of the Company, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, (ii) who is not a former director, officer or employee of the Company, Westport, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, (iii) who has not had and who is not a director, officer, 10% or more equity owner or Affiliate of any Person that has had a direct or indirect interest in any transaction in the preceding 24 months with the Company, Westport, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, and (iv) who does not represent Westport, WELLC, the Belfer Group or ERI, or any of their respective Affiliates, and any Independent Director appointed shall be required to certify in writing to this effect upon request.

         "Major Actions" shall mean those actions described in Sections 3.3.

         "Merger Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Old Westport Common Stock" shall have the meaning set forth in the preamble to this Agreement.

         "Original Shareholders Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Party" or "Parties" shall mean ERI, WELLC and/or the Belfer Group.

         "Permitted Transferees" shall mean in the case of the WELLC Parties:
(A) WELLC, any spouse, issue, parent or relatives of the WELLC Parties, or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and (iii) in the event of the death of any such individual person, heirs or testamentary legatees of such person, in each case to whom a WELLC Party has transferred its Shares and who has agreed in writing to be bound by the terms of this Agreement, and (B) any Subsidiary or Affiliate of WELLC to which a WELLC Party has transferred its Shares and which has agreed in writing to be bound by the terms of this Agreement; in the case of the ERI Parties: (A) ERI, any spouse, issue, parent or relatives of the ERI Parties, or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and (iii) in the event of the death of any such individual person, heirs or testamentary legatees of such person, in each case to whom an ERI Party has transferred its Shares and who has agreed in writing to be bound by the terms of this Agreement, and (B) any Subsidiary or Affiliate of ERI to which an ERI Party has transferred its Shares and which has agreed in writing to be bound by the terms of this Agreement; and in the case of the Belfer Parties: a Belfer Person, any spouse, issue, parent or relatives of the Belfer Parties, or (i) trusts for the benefit of any of such Persons, (ii) entities controlling or controlled by any of such Persons and
(iii) in the event of the death of any such individual person, heirs or testamentary legatees of such person, in each case to whom a Belfer Party has transferred its Shares and who has agreed in writing to be bound by the terms of this Agreement;

         "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

         "Piggyback Registration" shall have the meaning set forth in Section 5.2(a).

         "Registrable Securities" shall mean (i) any shares of Common Stock owned by, or otherwise hereafter acquired by, the WELLC Parties, the ERI Parties or the Belfer Parties, and (ii) any securities issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, any such Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement (other than the Form S-4 pursuant to which the issuance of Common Stock in connection with the Merger is registered under the Securities Act) with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act.

         "Registration Expenses" shall have the meaning set forth in Section 5.5(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

         "Self-Interested Transaction" shall have the meaning set forth in
Section 3.5.

         "Shares" shall mean shares of Common Stock.

         "Short-Form Registrations" shall have the meaning set forth in Section 5.l(a).

         "Subsidiary" of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Supermajority Approval" shall mean approval by action of at least a majority of all of the members of the Board of Directors which shall include not less than one less than all of the Directors whom the Parties then have the right to nominate pursuant to Section 3.2.; provided, however, with respect to the approval of the issuance of Common Stock by the Company in a primary underwritten offering by the Company of Common Stock within four months after the Effective Time resulting in gross proceeds of not less than $90 million, Supermajority Approval shall mean approval by action of at least a majority of all of the members of the Board of Directors which shall include not less than all of the Directors whom the ERI Parties and the WELLC Parties then have the right to nominate pursuant to Section 3.2

         "Total Capitalization" shall mean the sum of (i) Consolidated Net Worth and (ii) Debt.

         "Transfer" shall mean to sell, transfer, assign, pledge or otherwise dispose.

         "Underwriter" shall mean nationally recognized investment banking firm with experience serving as lead managing underwriter for public offerings of the stock of companies engaged in the exploration, development and production of oil and natural gas.

         "WELLC" shall have the meaning set forth in the preamble to this Agreement.

         "WELLC Parties" shall mean WELLC and their Permitted Transferees.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows: The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

         Section 2.2. Representations and Warranties of WELLC. WELLC hereby represents and warrants to the other parties hereto as follows:

                  (a) Authority. Each of the WELLC Parties has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the WELLC Parties of this Agreement and the consummation by the WELLC Parties of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of each of the WELLC Parties. This Agreement has been duly executed and delivered by each of the WELLC Parties and constitutes a valid and binding obligation of each of the WELLC Parties enforceable against each of the WELLC Parties in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, any of the WELLC Parties in connection with the execution and delivery by the WELLC Parties of this Agreement or the consummation by the WELLC Parties of the transactions contemplated hereby. The execution and delivery by the WELLC Parties of this Agreement and the consummation by the WELLC Parties of the transactions contemplated hereby do not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to any of the WELLC Parties or any material agreement to which any of the WELLC Parties is a party.

                  (b) Shares. Schedule 2.2 sets forth the ownership of the shares of Old Westport Common Stock held by the WELLC Parties as of the date hereof and the pro forma ownership of Common Stock immediately subsequent to the Merger.

         Section 2.3. Representations and Warranties of ERI. ERI hereby represents and warrants to the other Parties hereto as follows:

                  (a) Authority. Each of the ERI Parties has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the ERI Parties of this Agreement and the consummation by the ERI Parties of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of each of the ERI Parties. This Agreement has been duly executed and delivered by each of the ERI Parties and constitutes a valid and binding obligation of each of the ERI Parties enforceable against each of ERI Parties in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, any of the ERI Parties in connection with the execution and delivery of this Agreement by the ERI Parties or the consummation by each of the ERI Parties of the transactions contemplated hereby. The execution and delivery by the ERI Parties of this Agreement and the consummation by the ERI Parties of the transactions contemplated hereby do not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to any of the ERI Parties or any material agreement to which any of the ERI Parties is a party.

                  (b) Shares. Schedule 2.3 sets forth the ownership of the shares of Old Westport Common Stock held by the ERI Parties as of the date hereof and the pro forma ownership of Common Stock immediately subsequent to the Merger.

         Section 2.4. Representations and Warranties of the Belfer Group. Each Belfer Person hereby severally and not jointly represents and warrants to the other Parties hereto as follows:

                  (a) Authority. Such Belfer Person has all requisite corporate or other power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Belfer Person of this Agreement, and the consummation by such Belfer Person of the transactions contemplated hereby, have been duly authorized by all necessary corporate or other action on the part of such Belfer Person. This Agreement has been duly executed and delivered by such Belfer Person and constitutes a valid and binding obligation of such Belfer Person enforceable against such Belfer Person in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, such Belfer Person in connection with the execution and delivery of this Agreement by such Belfer Person or the consummation by such Belfer Person of the transactions contemplated hereby. The execution and delivery of this Agreement by such Belfer Person and the consummation by such Belfer Person of the transactions contemplated hereby by it do not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to such Belfer Person or any material agreement to which such Belfer Person is a party.

                  (b) Shares. Schedule 2.4 sets forth the ownership of the Shares held by each Belfer Person as of the date hereof and the pro forma ownership of Common Stock immediately subsequent to the Merger.

         Section 2.5. Representations and Warranties of Westport. Westport hereby represents and warrants to the other Parties hereto as follows: Westport has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Westport of this Agreement, and the consummation by Westport of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Westport. This Agreement has been duly executed and delivered by Westport and constitutes a valid and binding obligation of Westport enforceable against Westport in accordance with its terms. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, Westport in connection with the execution and delivery of this Agreement by Westport or the consummation by Westport of the transactions contemplated hereby. The execution and delivery of this Agreement by Westport and the consummation of the transactions contemplated hereby by Westport does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to Westport or any material agreement to which Westport is a party.

                                  ARTICLE III
                 CORPORATE GOVERNANCE; CERTAIN CORPORATE ACTIONS

         Section 3.1. Voting of Shares.

                  (a) The WELLC Parties shall vote all shares of Common Stock owned or controlled by them, and shall take all other necessary or desirable actions within their control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to effectuate the provisions of this Agreement.

                  (b) The ERI Parties shall vote all shares of Common Stock owned or controlled by them, and shall take all other necessary or desirable action within their control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to effectuate the provisions of this Agreement.

                  (c) The Belfer Parties shall vote all shares of Common Stock owned or controlled by them, and shall take all other necessary or desirable action within their control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), to effectuate the provisions of this Agreement.

                  (d) The Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings) to effectuate the provisions of this Agreement.

         Section 3.2. Composition of the Board of Directors. (i) WELLC shall, on behalf of the WELLC Parties, vote all shares of Common Stock owned or controlled by them, and shall take all necessary action within its control, (ii) ERI shall, on behalf of the ERI Parties, vote all shares of Common Stock owned or controlled by them, and shall take all necessary actions within its control and
(iii) the Belfer Group shall, on behalf of the Belfer Parties, vote all shares of Common Stock owned or controlled by them, and shall take all necessary action within its control, in each case, so that the composition of the Board of Directors and the manner of selecting members thereof shall be as follows:

                  (a) The Board of Directors shall be comprised of eleven (11) Directors (two of whom shall be Independent Directors) divided into three classes, with Directors in each class having a three-year term following a transition period in which the initial Class 1 Directors serve a one-year term, the initial Class 2 Directors serve a two-year term and the initial Class 3 Directors serve a three-year term. WELLC and ERI shall each have the right to designate one (1) Director to Class 3, one (1) Director to Class 2 and one (1) Director to Class 1 and the Belfer Group shall have the right to designate one
(1) Director to Class 3 and one (1) Director to Class 1; provided, that the initial membership of the Board of Directors at the Effective Time and the class to which each director nominee shall belong shall be as set forth in Exhibit 2.3 of the Merger Agreement. Each of WELLC, ERI and the Belfer Group, respectively, shall have the right (i) subject to applicable law, to remove, with or without cause, any Director nominated in accordance with this Section 3.2 by WELLC, ERI or the Belfer Group, respectively, and (ii) to designate any replacement for a Director nominated in accordance with this Section 3.2 by WELLC, ERI or the Belfer Group, respectively, upon the death, resignation, retirement, disqualification or removal from office of such Director. The Board of Directors shall duly appoint as a Director each person so designated to fill a vacancy on the Board of Directors. Notwithstanding the foregoing:

                           (i) if either the WELLC Parties or the ERI Parties
own less than 18% of the Company's then outstanding Common Stock, then WELLC or ERI, as the case may be, shall have the right to designate only: (x) one (1) Director to the class of Directors having the then longest remaining term; and
(y) one (1) Director to the class of Directors having the next longest remaining term; provided that in either case, if necessary to put one or more of a Party's Director designees into such classes, the Company and the other Parties shall cooperate as necessary to effect such designation; provided, further, that the right to change such classes may only be exercised in connection with the reduction in the number of the Party's Director designees;

                           (ii) if either the WELLC Parties, the ERI Parties or
the Belfer Parties own less than 8% of the Company's then outstanding Common Stock, then WELLC, ERI or the Belfer Group, as the case may be, shall have the right to designate only one (1) Director to the class of Directors having the then longest remaining term; provided that if necessary to put a

Party's Director designee into such class, the Company and the other Parties shall cooperate as necessary to effect such designation; provided, further, that the right to change such classes may only be exercised in connection with the reduction in the number of the Party's Director designees; and

                           (iii) if either the WELLC Parties, the ERI Parties or
the Belfer Parties own less than 5% of the Company's then outstanding Common Stock, then WELLC, ERI or the Belfer Group, as the case may be, shall not have the right to designate any Directors.

                  (b) For so long as any Party has the right to designate a Director under this Agreement, the Company will give such Party written notice of each regularly scheduled meeting of its Board of Directors as far in advance as such notice is required to be delivered to the Directors (and at least three business days prior to the date of each special meeting of the Board of Directors), and the Board of Directors will permit up to two (2) representatives of each such Party to attend as observers of all meetings of the Board of Directors (including any meetings of committees thereof); provided that in the case of telephonic meetings conducted in accordance with the Company's bylaws and applicable law, each such Party's representatives will be given the opportunity to listen to such telephonic meetings. Each representative will be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes and press releases) given to Directors in connection with such meetings at the same time such materials and information are given to the Directors. If the Board of Directors proposes to take any action by written consent in lieu of a meeting of the Board of Directors or of any committee thereof, the Company will give written notice thereof to each such Party who has the right to designate a director under this Agreement prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. The Company will reimburse each Party that has observer rights under this Section 3.2(b) for all reasonable expenses incurred by such Party's representatives in connection with attending meetings of the Board of Directors and committees thereof.

         Section 3.3. Approval of Major Actions. The Company may take and may permit its Subsidiaries to take and engage in the following Major Actions only upon receiving Supermajority Approval:

                  (a) Issuance of Capital Stock. Any issuance, sale, grant or award or entering into any agreement to issue, sell, grant or award any capital stock of the Company other than (i) pursuant to agreements or obligations in existence as of the Effective Time, (ii) the issuance of capital stock of the Company pursuant to any rights or agreements including without limitation any security convertible or exchangeable into or exercisable for, with or without consideration, capital stock of the Company so long as such rights or agreements received Supermajority Approval and (iii) the grant of options and the issuance of restricted stock under Company stock incentive plans for the benefit of the Company's employees and directors and the issuance of Common Stock upon the exercise of such options.

                  (b) Debt to Total Capitalization. Incur Funded Debt of the Company and its Subsidiaries so that the ratio of Debt of the Company and its Subsidiaries to Total Capitalization is greater than 0.4 to 1.0.

                  (c) Sale Transactions. Any merger or consolidation of the Company, the sale of all or substantially all of the assets of the Company or the sale of assets or transfer to a third party by sale of assets, merger or otherwise by the Company or any of its Subsidiaries (in one transaction or a series of related transactions) of any Subsidiary of the Company or the assets or business of the Company or a Subsidiary thereof which involves more than $150 million (or such other amount, established by resolution of the Board of Directors (approved by Supermajority Approval) from time to time), of the total assets of the Company and its Subsidiaries taken as a whole, including a sale of the Company effected by means of a sale of Common Stock, but excluding, however, dispositions of assets in the ordinary course of business (including, but not limited to, oil and gas production).

         Section 3.4. Amendments to Articles of Incorporation and Bylaws. The Company, the WELLC Parties, the ERI Parties and the Belfer Parties shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Articles of Incorporation and Bylaws are at all times consistent with the provisions of this Agreement.

         Section 3.5. Self-Interested Transactions. The consummation, amendment, restatement, substitution or modification of any contract, agreement, transaction or other arrangement between the Company or any Subsidiary of the Company and any of WELLC, ERI, any Belfer Person or any Affiliate of WELLC, ERI or any Belfer Person (a "Self-Interested Transaction") shall require, except when the economic effect to the Company of any such action (or set of related actions) is $50,000 or less, the affirmative vote of a majority of the Disinterested Directors present at a duly called and noticed meeting at which a quorum is present. "Disinterested Directors" shall include all Directors not designated by the WELLC Parties, the ERI Parties or the Belfer Parties which is or whose Affiliate is a party to the Self-Interested Transaction (other than any Independent Directors).

                                   ARTICLE IV
                                   STANDSTILL

         Section 4.1. Standstill.

                  (a) WELLC agrees that from and after the Effective Time it will not, and will not act in concert with any Person so as to form a group (as such term is defined in Regulation 13D promulgated under the Exchange Act) to, in any manner, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, beneficial ownership (as such term is defined in Regulation 13D promulgated under the Exchange
         Act) of any additional securities or debt instruments of the Company or any Subsidiary of the Company without the consent of ERI, so long as the ERI Parties hold at least 5% of the then outstanding Common Stock, and the Belfer Group, so long as the Belfer Parties hold at least 5% of the then outstanding Common Stock. The restrictions set forth in this
         Section 4.1(a) shall not apply (i) so long as (A) WELLC does not beneficially own more than 30% of the then outstanding Common Stock or
         (B) WELLC, makes
an offer in writing to the Company's Board of Directors to acquire for cash all of the outstanding Common Stock not then held by it and the Board of Directors (including a majority of the Disinterested Directors) approves the offer after receipt of a written fairness opinion from a nationally recognized investment banking firm to the effect that the consideration to be paid in the transaction is fair from a financial point of view to all shareholders of the Company (other than the offering shareholder) or (ii) if each of the ERI Parties and the Belfer Parties hold less than 5% of the then outstanding Common Stock.

                  (b) ERI agrees that from and after the Effective Time it will not, and that it will cause its Subsidiaries not to, and will not act in concert with any Person so as to form a group (as such term is defined in Regulation 13D promulgated under the Exchange Act) to, in any manner, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, beneficial ownership (as such term is defined in Regulation 13D promulgated under the Exchange Act) of any additional securities or debt instruments of the Company or any Subsidiary of the Company without the consent of WELLC, so long as the WELLC Parties hold at least 5% of the then outstanding Common Stock, and the Belfer Group, so long as the Belfer Parties hold at least 5% of the then outstanding Common Stock. The restrictions set forth in this Section 4.1(b) shall not apply
(i) so long as (A) ERI does not beneficially own more than 30% of the then outstanding Common Stock or (B) ERI, makes an offer in writing to the Company's Board of Directors to acquire for cash all of the outstanding Common Stock not then held by it and the Board of Directors (including a majority of the Disinterested Directors) approves the offer after receipt of a written fairness opinion from a nationally recognized investment banking firm to the effect that the consideration to be paid in the transaction is fair from a financial point of view to all shareholders of the Company (other than the offering shareholder) or (ii) if each of the WELLC Parties and the Belfer Parties hold less than 5% of the then outstanding Common Stock.

                  (c) The Belfer Group agrees that from and after the Effective Time they will not, and will not act in concert with any Person so as to form a group (as such term is defined in Regulation 13D promulgated under the Exchange
Act) to, in any manner, acquire, agree to acquire or make any proposal to acquire, directly or indirectly, beneficial ownership (as such term is defined in Regulation 13D promulgated under the Exchange Act) of any additional securities or debt instruments of the Company or any Subsidiary of the Company without the consent of WELLC, so long as the WELLC Parties hold at least 5% of the then outstanding Common Stock, and ERI, so long as the ERI Parties hold at least 5% of the then outstanding Common Stock. The restrictions set forth in this Section 4.1(c) shall not apply (i) so long as (A) the Belfer Parties do not beneficially own more than 20% of the then outstanding Common Stock or (B) the Belfer Parties make an offer in writing to the Company's Board of Directors to acquire for cash all of the outstanding Common Stock not then held by it and the Board of Directors (including a majority of the Disinterested Directors) approves the offer after receipt of a written fairness opinion from a nationally recognized investment banking firm to the effect that the consideration to be paid in the transaction is fair from a financial point of view to all shareholders of the Company (other than the offering shareholder) or (ii) if each of the WELLC Parties and the ERI Parties hold less than 5% of the then outstanding Common Stock.

                                   ARTICLE V
                               REGISTRATION RIGHTS

         Section 5.1. Demand Registrations.

                  (a) Requests for Registration. Each of WELLC, on behalf of the WELLC Parties, ERI, on behalf of the ERI Parties, and the Belfer Group, on behalf of the Belfer Parties, shall have the right to request registration under the Securities Act of all or part of their Registrable Securities on Form S-1 or any similar long-form registration or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations") in accordance with this Article V. All registrations requested pursuant to this Section 5.l(a) are referred to herein as "Demand Registrations."

                  (b) Short-Form Registrations. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. The Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities. Demand Registration requests may be for shelf registrations if the Company is then eligible to effect shelf registrations.

                  (c) Restrictions on Demand Registrations. The registration rights granted under this Section 5.1 are expressly subject to the following terms and conditions:

                           1. The Company will not be obligated to effect any
Demand Registration within six (6) months after the effective date of a previous Demand Registration.

                           2. The Company may postpone for up to ninety (90)
days the filing or the effectiveness of a registration statement for a Demand Registration if the Company notifies the Party initiating the Demand Registration within fifteen (15) days after receipt of request for such registration (i) that the Company is at such time conducting or about to conduct an underwritten public offering of its securities for its own account and the Board of Directors has determined in its good faith judgment that such offering would be materially adversely effected by such registration requested by such Party or (ii) that the Board of Directors has determined, in its good faith judgment, that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided, that, in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration hereunder and the Company will pay all Registration Expenses in connection with such request.

                           3. Any request for a Demand Registration shall not be
otherwise deemed to be effective unless such request includes the lesser of (i) at least ten percent (10%) of the Company's outstanding Common Stock or (ii) all of the Common Stock owned by the Parties making the request. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.

                           4. The WELLC Parties and the ERI Parties shall each
be entitled to initiate only three (3) Demand Registrations and the Belfer Parties shall be entitled to initiate only two (2) Demand Registrations to register Registrable Securities under the terms of this Section 5.1; provided, if one of such Parties joins in the Demand Registration initiated by the other in accordance with Section 5.1(c)(5), the initiating Party shall not be deemed to have initiated the Demand Registration for purposes (and solely for the purposes) of the limitation contained in this sentence.

                           5. If at any time or from time to time any of the
Parties shall request registration of any Registrable Securities in accordance with this Section 5.1, the Company shall give the other Parties prompt written notice of the proposed registration. The other Parties shall have the right to join in such registration by giving notice to the Company within five (5) business days after such Party receives notice of the proposed registration from the Company and the Company shall include in such registration the number of Registrable Securities requested by such other Parties on the same terms and conditions as the Registrable Securities of the Party initiating the request. If the managing underwriter or underwriters of a proposed offering for which securities of more than one of the Parties are included pursuant to this Section 5.1(c)(5) advise the Company in writing that in its or their good faith judgment the total amount of securities to be included in such offering exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Parties, then in such event the securities to be included in such offering shall be allocated pro rata among each such Parties and their Permitted Transferees participating in the offering based upon the number of Shares owned by each such Party and its Permitted Transferees.

                           6. Any registration statement filed on Form S-3
pursuant to Rule 415 of the Securities Act covering Registrable Securities shall be restricted for use pursuant to a firmly underwritten offering of Common Stock; provided, however, that a shelf registration statement filed under Rule 415 will not require a firm commitment underwritten offering for (i) sales of Common Stock constituting block sales of less than five percent (5%) of the Common Stock outstanding to institutional investors in solicited transactions, or (ii) sales into the market in unsolicited brokers transactions if the total amount of shares registered for sale in this manner involves less than ten percent (10%) of the shares of Common Stock then outstanding. Each offering of Registrable Securities under this Section 5.1 pursuant to a shelf registration statement under Rule 415, other than offers and sales of Common Stock pursuant to subsections (i) and (ii) of the preceding sentence, shall be treated as a Demand Registration (other than for purposes of Section 5.1(c)(1)) and must satisfy all requirements for a Demand Registration.

                  (d) Other Registration Rights. The Company will not grant to any Person the right to request the Company to register any equity securities of the Company with terms more favorable to such Person than those granted in this Agreement without the prior written consent of WELLC, ERI and the Belfer Group.

         Section 5.2. Piggyback Registrations.

                  (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or Form S-8 or any successor or similar forms and other than a Demand Registration pursuant to Section 5.1) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), whether or not for sale for its own account, the Company will give prompt written notice to WELLC, on behalf of the WELLC Parties, ERI, on behalf of the ERI Parties, and the Belfer Group, on behalf of the Belfer Parties, of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the receipt of the Company's notice. The Company will use its reasonable best efforts to include, and to cause the managing underwriters, if applicable, to include in the proposed offering such Registrable Securities on the same terms and conditions as the securities of the Company included in such registration.

                  (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, to the extent of availability and, (ii) second, all other securities (including the Registrable Securities) requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to such holders, the securities which can be included in such registration shall be allocated as follows: (i) first, the securities (including the Registrable Securities) requested to be included in such registration by the Persons exercising the Demand Registration, (ii) then, to the extent of availability, securities to be registered for the account of the Company and (iii) thereafter, to the extent of availability, to other security holders exercising piggyback registration rights, pro rata based upon the number of Shares owned by each such holder.

                  (d) Limited Purpose Shelf Registration Statement. In order to facilitate the exercise by WELLC, ERI and the Belfer Group of their Piggyback Registration rights, upon request of either WELLC, ERI or the Belfer Group (any such request shall not constitute a Demand Registration for purposes of Section 5.1), the Company shall prepare and file with the Commission one or more registration statements on Form S-3 under Rule 415 of the Securities Act providing for the resale of Registrable Securities in an amount of shares to be mutually agreed by Company and WELLC, ERI and the Belfer Group from time to time, provided, that such registration statement on Form S-3 shall be restricted for use by the holders of the securities subject to such registration statement only for participation pursuant to Section 5.2 in a firmly underwritten public offering of Common Stock proposed by the Company for the account of the Company or the account of any other security holder.

         Section 5.3. Holdback Agreements.

                  (a) If requested in writing by the Company or the managing underwriters, if any, of any registration effected pursuant to Sections 5.1 or 5.2, WELLC agrees not to and will cause the other WELLC Parties not to, ERI agrees not to and will cause the other ERI Parties not to, and the Belfer Group agrees not to and will cause the other Belfer Parties not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, not to exceed seven (7) days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration, any underwritten Piggyback Registration or other underwritten registration by the Company of its securities (except as part of such underwritten registration).

                  (b) If requested in writing by the managing underwriters of any registration effected pursuant to Section 5.1 or 5.2, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, not to exceed seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms), and
(ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering), to so agree.

                  (c) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Sections 5.1 or 5.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor forms), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of such previous registration.

                  (d) Notwithstanding any provision herein to the contrary, until four months after the Effective Time, none of the Belfer Parties shall be permitted to sell, convey or otherwise transfer any capital stock of the Company other than transfers to the Company.

         Section 5.4. Registration Procedures. Whenever WELLC, on behalf of the WELLC Parties, ERI, on behalf of the ERI Parties, or the Belfer Group on behalf of the Belfer Parties has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to reasonable review of such counsel);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 5.7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market or the New York Stock Exchange;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form for similar offerings) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, Directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) in the event of the issuance of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order and to notify the holders of all of the Registrable Securities covered by the registration statement of such order;

                  (l) obtain a cold comfort letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement);

                  (m) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included herein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

                  (n) promptly furnish to the managing underwriter, if any, and each seller of Registrable Securities copies of any written request by the Commission or any state securities authority for amendments or supplements to a registration statement or prospectus or for additional information; and

                  (o) make reasonably available its employees and personnel and otherwise provide reasonable assistance to any underwriters in the marketing of Registrable Securities in any underwritten offering.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Section 5.5. Registration Expenses.

                  (a) The Company shall pay all Registration Expenses relating to any registration of Registrable Securities hereunder. "Registration Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article V, including, without limitation: (i) Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the Nasdaq National Market, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including, without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company,
(vi) with respect to each registration, reasonable fees and disbursements of one counsel for the selling holders of Shares (selected by the holders making the Demand Registration request, in the case of a registration pursuant to Section 5.1, and selected by the holders of a majority of the Registrable Securities included in such registration, in the case of a registration pursuant to Section 5.2) as well as of one local counsel, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons, including special experts, retained by the

Company, and (viii) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities.

                  (b) Notwithstanding the foregoing, (i) the provisions of this
Section 5.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (ii) in connection with any registration hereunder, each holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and transfer taxes, if any, attributable to the Registrable Securities included in the offering by such holder.

         Section 5.6. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and Directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such Director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 5.6 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such Director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss. claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and Directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and documents as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its Directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Company or any such Director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such Director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, Director or controlling Person of such indemnified party and will survive the transfer of securities by any holder thereof. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         Section 5.7. Participation in Underwritten Registrations.

                  (a) If requested by the underwriters for any underwritten offering pursuant to a Demand Registration requested under Section 5.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Person who requested such registration and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Such underwriting agreement shall also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type. In the case of a registration pursuant to Section 5.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the holders' Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Such underwriting agreement shall also contain such representations, warranties, indemnities and contributions by the participating holders as are customary in agreements of that type.

                  (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 5.4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 5.4(b) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5.4(e).

         Section 5.8. Current Public Information. At all times after the Company has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company will file all reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

         Section 5.9. Cooperation. If the Company determines to authorize and/or issue any capital stock or other debt or equity securities in a public offering, each of the Parties and their Permitted Transferees agrees to cooperate with the Company and to take all action necessary to assist the Company in consummating such transaction.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         Section 6.1. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

                  If to the Belfer Group:

                           Robert A. Belfer
                           767 Fifth Avenue, 46th Floor
                           New York, New York 10153
                           Fax Number: (212) 644-2300
                           Phone Number: (212) 644-2200

                  With a copy to:

                           Vinson & Elkins L.L.P.
                           666 Fifth Avenue, 26th Floor
                           New York, New York 10103-0400
                           Attention: Alan P. Baden
                           Fax Number: (917) 206-8100
                           Phone Number: (917) 206-8001

                  If to Westport or the Company:

                           Donald D. Wolf,
                           Chairman and Chief Executive Officer
                           410 17th Street, Suite 2300
                           Denver, CO 80202
                           Fax Number: (303) 573-5609
                           Phone Number: (303) 573-5404

                  If to Westport Energy LLC:

                           Westport Energy LLC
                           21 Glen Oaks Ave.
                           Summit, NJ 07901
                           Attention: Erich Gerstberger
                           Fax Number: (908) 273-4437
                           Phone Number: (908) 273-4516

                  With a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas 75201-4675
                           Attention: Michael E. Dillard, P.C.
                           Fax Number: (214) 969-4343
                           Phone Number: (214) 969-2800

                  And to:

                           Michael Russell
                           Dr. Richard J. Haas Partners
                           Dukes Court
                           32 Duke Street, St. James's
                           London, SW1Y 6DF
                           Fax Number: 020.7.321.5242
                           Phone Number: 020.7.321.5200

                  If to ERI Investments, Inc.:

                           Johanna G. O'Loughlin
                           Vice President, General Counsel and Secretary ERI Investments, Inc.
                           One Oxford Centre, Suite 3300
                           Pittsburgh, PA 15219
                           Telephone: (412) 553-7760
                           Telecopy: (412) 553-5970

                  With a copy to:

                           Stephen W. Johnson, Esquire
                           Buchanan Ingersoll Professional Corporation
                           One Oxford Centre, 20th Floor
                           Pittsburgh, PA 15219
                           Telephone: (412) 562-1859
                           Telecopy: (412) 562-1041

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 6.2. Assignment; Binding Effect; Benefit. Other than Transfers to Permitted Transferees, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties or their Permitted Transferees without the prior written consent of the other Parties; provided, that the WELLC Parties, the ERI Parties and the Belfer Parties may assign their rights under Article V in connection with any Transfer of Registrable Securities made in accordance with this Agreement if immediately after the Transfer, the transferee beneficially owns at least ten percent (10%) of the Common Stock of the Company then outstanding, in which event each transferee will have rights and obligations under Article V as if it was a party to this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         Section 6.3. Entire Agreement. The Merger Agreement, this Agreement, the exhibits and schedules hereto and any certificate delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto.

         Section 6.4. Amendment. No amendment, modification or waiver of this Agreement shall be effective against any Party unless it shall be in writing and signed by such Party.

         Section 6.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

         Section 6.6. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

         Section 6.7. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         Section 6.8. Interpretation. In this Agreement, unless the context otherwise requires: (i) words describing the singular number shall include the plural and vice versa; (ii) "including" shall mean including, without limitation; (iii) words denoting any gender shall include all genders; and (iv) words denoting natural persons shall include corporations and partnerships and vice versa.

         Section 6.9. Incorporation of Exhibits and Schedules. All exhibits and schedules hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 6.10. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 6.11. Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties and their Permitted Transferees shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court, this being in addition to any other remedy to which they may be entitled at law or in equity.

         Section 6.12. Confidentiality. None of WELLC, its Affiliates, employees, agents or representatives, ERI, its Affiliates, employees, agents or representatives nor the Belfer Group, their Affiliates, agents or representatives shall disclose to any third party any information obtained about the Company or its operations or business which it may have acquired pursuant to this Agreement or the Original Shareholders Agreement without the prior written consent of the Company; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party without a breach of such third party's duties, shall not be deemed confidential information.

         Section 6.13. Termination. This Agreement shall terminate and shall cease to be binding on the Parties upon the earliest to occur of:

                  (a) prior to the consummation of the transactions contemplated by the Merger Agreement, upon the termination of the Merger Agreement pursuant to its terms, in which event this Agreement will be of no force or effect and the terms of the Original Shareholders Agreement shall remain in full force and effect as though the amendment and restatement contemplated hereby had not taken place;

                  (b) subsequent to the consummation of the transactions contemplated by the Merger Agreement, with respect to any Party and its Permitted Transferees, the date on which such Party and its Permitted Transferees cease to own at least 5.0% of the outstanding Common Stock; and

                  (c) subsequent to the consummation of the transactions contemplated by the Merger Agreement, with respect to any Party and its Permitted Transferees, the date on which such Party and its Permitted Transferees cease to own at least 25% of the Common Stock owned by them or for which they have the right to receive as a result of the Merger immediately subsequent to the consummation of the transactions contemplated by the Merger Agreement; and

                  (d) the date on which all of the Parties who are then bound hereby mutually consent to terminate this Agreement in writing;

provided, however, notwithstanding the provisions of Section 6.13 (b), (c) and
(d) above, the provisions of Article V shall continue in effect with respect to a Party and its Permitted Transferees as long as it holds Registrable Securities and the provisions of Section 6.12 shall not terminate.

         Section 6.14. Effective Time. Except as set forth in the last sentence of Section 6.16, notwithstanding anything herein to the contrary, this Agreement shall become effective at the Effective Time, and the representations and warranties contained herein shall be deemed made as of the Effective Time. If the Merger Agreement is terminated for any reason prior to the consummation of the Merger contemplated therein, this Agreement shall also terminate.

         Section 6.15. Belfer Group Representative. Robert A. Belfer shall be the initial Belfer Group representative (the "Belfer Group Representative"). The Belfer Group Representative may be changed by delivery of a written notification delivered to the parties hereto and executed by all of the members of the Belfer Group. Each member of the Belfer Group hereby appoints the person or entity who is, from time to time, duly appointed under this Section 6.15 as the Belfer Group Representative to give any consent or approval, exercise any right, take any action contemplated under this Agreement on behalf of the Belfer Group. The members of the Belfer Group shall be so bound by the Belfer Group Representative and the parties to this Agreement shall be entitled to rely on the actions taken by the Belfer Group Representative contemplated by this Agreement.

         Section 6.16. Belfer Rights Holders. Certain members of the Belfer Group (the "Belfer Rights Holders") are party to that certain Registration Rights Agreement, dated as of March 29, 1996 ("Registration Agreement"), among Belco and certain stockholders of Belco. The Belfer Rights Holders represent to Westport that they hold not less than 66-2/3% of the outstanding shares of the Restricted Stock, as such term is defined in the Registration Agreement. In accordance with Section 9 of the Registration Agreement, the Belfer Rights Holders and Belco hereby terminate the Registration Agreement, including, without limitation, any demand registration rights and piggyback registration rights associated therewith, effective as of the Effective Time. The Belfer Rights Holders hereby agree not to exercise any of their rights under the Registration Agreement prior to the earlier to occur (i) the Effective Time or
(ii) the termination of the Merger Agreement. If a transfer of any of the Belfer Rights Holders' Restricted Stock occurs prior to the Effective Time, the terms of this Section 6.16 shall be binding on any such transferee. Notwithstanding anything to the contrary in this Agreement, the terms of the preceding two sentences shall be effective on the date of the execution of this Agreement by the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Shareholders Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above, to be effective as of the Effective Date.

                                           BELCO OIL & GAS CORP.:


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                                   -----------------------------
                                           Title:  Chairman and CEO
                                                   -----------------------------


                                           WESTPORT RESOURCES CORPORATION:


                                           By: /s/ Donald D. Wolf
                                               ---------------------------------
                                           Name:   Donald D. Wolf
                                                   -----------------------------
                                           Title:  Chief Executive Officer
                                                   -----------------------------

                                           WESTPORT ENERGY LLC:

                                           By: WESTPORT INVESTMENTS LIMITED, its
                                           Managing Member

                                              By: /s/ Robert A. Haas
                                                  ------------------------------
                                              Name:   Robert A. Haas
                                                      --------------------------
                                              Title:
                                                      --------------------------


                                           ERI INVESTMENTS, INC.:


                                           By: /s/ Phillip P. Conti
                                               ---------------------------------
                                           Name:   Phillip P. Conti
                                                   -----------------------------
                                           Title:  President
                                                   -----------------------------

                                           /s/ Robert A. Belfer
                                           -------------------------------------
                                           ROBERT A. BELFER



                                           /s/ Renee E. Belfer
                                           -------------------------------------
                                           RENEE E. BELFER



                                           /s/ Laurence D. Belfer
                                           -------------------------------------
                                           LAURENCE D. BELFER



                                           /s/ Jack Saltz
                                           -------------------------------------
                                           JACK SALTZ



                                           SALTZ INVESTMENT GROUP, LLC:



                                           By: /s/ Jack Saltz
                                               ---------------------------------
                                           Name:    Jack Saltz
                                           Title:   Manager and Member


                                           JACK & ANITA SALTZ FOUNDATION:


                                           By: /s/ Jack Saltz
                                               ---------------------------------
                                           Name:   Jack Saltz
                                           Title:  President

                                           THE ROBERT A. AND RENEE E. BELFER
                                           FAMILY FOUNDATION:


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                           Title:  Trustee and Donor


                                           BELFER CORP.:


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                           Title:  President


                                           BELWEST PETROLEUM, INC.:


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                           Title:  President


                                           A&B INVESTORS, INC.:


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                           Title:

                                           RENEE HOLDINGS PARTNERSHIP, L.P.:


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                           Title:  General Partner


                                           TRUST FOR THE BENEFIT OF ELIZABETH
                                           KONES BELFER (T-6):


                                           By: /s/ Robert A. Belfer
                                               ---------------------------------
                                           Name:   Robert A. Belfer
                                           Title:  Trustee

                                           By: /s/ Renee E. Belfer
                                               ---------------------------------
                                           Name:   Renee E. Belfer
                                           Title:  Trustee


                                           TRUST FOR THE BENEFIT OF ELIZABETH
                                           KONES BELFER (T-7):


                                           By: /s/ Renee E. Belfer
                                               ---------------------------------
                                           Name:   Renee E. Belfer
                                           Title:  Trustee


                                           THE LAURENCE D. BELFER FAMILY
                                           FOUNDATION:


                                           By: /s/ Laurence D. Belfer
                                               ---------------------------------
                                           Name:   Laurence D. Belfer
                                           Title:  Trustee and Donor

                                           LDB CORP.:


                                           By: /s/ Laurence D. Belfer
                                               ---------------------------------
                                           Name:   Laurence D. Belfer
                                           Title:  President


                                           ROBERT A. BELFER 1990 FAMILY TRUST:


                                           By: /s/ Laurence D. Belfer
                                               ---------------------------------
                                           Name:   Laurence D. Belfer
                                           Title:  Trustee


                                           VANTZ LIMITED PARTNERSHIP:


                                           By:  VANTZ LLC
                                                Its General Partner

                                                By:   /s/ Laurence D. Belfer
                                                    ----------------------------
                                                Name: Laurence D. Belfer
                                                Title:

                                    EXHIBIT A

                              CERTAIN STOCKHOLDERS


Robert A. Belfer
Renee E. Belfer
Laurence D. Belfer
Jack Saltz
Saltz Investment Group, LLC
Jack & Anita Saltz Foundation
The Robert A. and Renee E. Belfer Family Foundation,
Belfer Corp.
Belwest Petroleum, Inc.
A&B Investors, Inc.
Renee Holdings Partnership, L.P.
Trust for the benefit of Elizabeth Kones Belfer (T-6)
Trust for the benefit of Elizabeth Kones Belfer (T-7)
The Laurence D. Belfer Family Foundation
LDB Corp.
Robert A. Belfer 1990 Family Trust
Vantz Limited Partnership

                                  SCHEDULE 2.2

                           OWNERSHIP -- WELLC PARTIES

                        Ownership of Old Westport      Pro forma ownership of
                             Common Stock as          Common Stock immediately
   Stockholder              of the date hereof        subsequent to the Merger
   -----------          -------------------------     -------------------------
Westport Energy LLC            14,238,001                      14,238,001

                                  SCHEDULE 2.3

                            OWNERSHIP -- ERI PARTIES


                        Ownership of Old Westport      Pro forma ownership of
                             Common Stock as          Common Stock immediately
   Stockholder              of the date hereof        subsequent to the Merger
   -----------          -------------------------     -------------------------
ERI Investments, Inc.           13,911,152                    13,911,152

                                  SCHEDULE 2.4

                         OWNERSHIP -- EACH BELFER PERSON



                                                                                   Pro forma ownership of
                                                            Shares held as        Common Stock immediately
   Stockholder                                             of the date hereof     subsequent to the Merger
   -----------                                             ------------------     ------------------------
Robert A. Belfer(1)                                             5,835,379                 2,407,093
Renee E. Belfer(1)                                              2,805,601                 1,157,310
Laurence D. Belfer(1)                                           2,104,449                   868,085
Jack Saltz(1)                                                      15,000                     6,187
Saltz Investment Group, LLC(2)                                  1,883,223                   776,829
Jack & Anita Saltz Foundation(2)                                  150,400                    62,040
The Robert A. and Renee E. Belfer Family Foundation(3)            713,500                   294,318
Belfer Corp.(3)                                                   845,271                   348,674
Belwest Petroleum, Inc.(3)                                            330                       136
A&B Investors, Inc.(3)                                                 --                        --
Renee Holdings Partnership, L.P.(3)                             1,193,415                   492,283
Trust for the benefit of Elizabeth Kones Belfer (T-6)(3)          503,446                   207,671
Trust for the benefit of Elizabeth Kones Belfer (T-7)(4)          503,446                   207,671
The Laurence D. Belfer Family Foundation(5)                        12,310                     5,077
LDB Corp.(5)                                                      272,855                   112,552
Robert A. Belfer 1990 Family Trust(5)                             557,674                   230,040
Vantz Limited Partnership(5)                                      634,210                   261,611

-----------

(1)      767 Fifth Avenue, 46th Floor, New York, New York  10153

(2)      c/o Jack Saltz, 767 Fifth Floor Avenue, 46th Floor, New York,
         New York 10153

(3)      c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York,
         New York 10153

(4)      c/o Rene E. Belfer, 767 Fifth Avenue, 46th Floor, New York,
         New York 10153

(5)      c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York,
         New York 10153